EXHIBIT 32.01—SECTION 1350 CERTIFICATION

I, Robert Shapiro, the President and Chief Financial Officer of Refco Commodity Management, Inc. (“RCMI”), the Managing Owner of JWH Global Trust (the “Trust”), certify that (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Robert Shapiro
Robert Shapiro
President and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)
Refco Commodity Management, Inc.
November 27, 2006